EXHIBIT 10.1

INFOCUS CORPORATION

2005 EXECUTIVE & DIRECTOR BONUS PLAN

POLICY:               It is InFocus Corporation’s policy to provide Executives and Directors with the opportunity for increased compensation based upon a combination of overall achievement of InFocus Corporation’s Adjusted Net Income goals and Individual/Team objectives.

PLAN GUIDELINES

1.             Adoption of Plan:  The Executive & Director Bonus Plan (the “Plan”) was adopted by the Board of Directors of InFocus Corporation (the “Company”) effective February 17, 2005.

2.             Purpose of Plan and Effective Date:  The purpose of the Plan is to establish the terms and conditions under which the Company will pay Executive and Director bonuses for the calendar year beginning January 1, 2005 and ending December 31, 2005.

Unless the Board of Directors specifically provides otherwise, all Executive and Director bonuses will be awarded solely in accordance with this Plan.

3.             Eligibility:  Eligibility is limited to Executives and Directors of InFocus Corporation who hold one of the job titles listed in the table in Section 5 below.

In the event that an Executive or Director is in their position for less than one year, the target bonus amount will be pro-rated as follows for the month during which the action took place.

Internal Promotions:  Individuals promoted between the 1st - 15th of the month will receive 100% consideration for the month they were promoted.  Individuals promoted between the 16th – end of the month will receive 50% consideration for the month they were promoted.

External New Hires:  Newly hired participants will receive consideration for the number of days remaining in the month they were hired.  For example, an employee who starts on July 14th will receive credit for 18 out of the 31 days in the month of July.

No annual bonus will be paid if any Executive or Director enters their position after October 1, 2005.  Executives and Directors must be actively employed on the last day of the year to be eligible for any annual bonus amount.

4.             Plan Components:

(a)  Profit Sharing:  The first component of the bonus plan is the payment of profit sharing, paid quarterly.  The percentage to be paid (multiplied by the Executive or Director’s quarterly salary) will be at the same rate as calculated for other employees in accordance with the currently approved InFocus Corporation Profit Sharing Program

NOTE:  If an eligible Executive or Director is in active pay status for less than an entire quarter, any profit sharing payment will be prorated by actual earnings during the quarter.

(b) Annual Bonus:  The second component of the bonus plan is an annual bonus paid based on the Company’s 2005 financial performance and specifically InFocus Corporation’s Adjusted Net Income.

5.             Target Bonus Participation Rates:

Executives and Directors will participate in the 2005 Bonus Plan as per the table below:

Title	Participation Rate
President & Chief Executive Officer	80%
Executive Vice President	65%
Senior Vice President	50%
Chairman of the Board	50%
Vice President	45%
Senior Director	30%
Director	20%

6.             Target Bonus Amount Calculation:

Individual Target Bonus amounts will be determined using the following calculation:

Annual Base Salary (or salaries) x Participation Rate = Target Bonus Amount

•      The majority of the target bonus is based on Corporate Adjusted Net Income results and

•      A smaller portion of the target bonus is based on Individual/Team objectives

	Portion of 2005 Target Bonus Based on:
Position	Corporate Results	Individual/Team Results
President & Chief Executive Officer	80%	20%
Executive Vice President	70%	30%
Senior Vice President	70%	30%
Chairman of the Board	100%	0%
Vice President	70%	30%
Senior Director	70%	30%
Director	70%	30%

Example:  Vice President with annual base salary of $200,000

$200,000 x 45% = $90,000 as 2005 Target Bonus Amount

•      70% or $63,000 is based on Corporate Adjusted Net Income and

•      30% or $27,000 is based on Individual/Team objectives

NOTE:  Individual/Team objectives must be quantifiable, measurable and approved by CEO no later than March 31, 2005.

7.             Above Plan Performance:

CORPORATE PORTION:

Above plan performance will be based on attainment of the following levels of Corporate Adjusted Net Income and corresponding percent of target bonus amounts as per the following table:

Percent of Corporate Adjusted Net Income Goal	Percent of Target Bonus Paid
100%	100%
175%	125%
250%	150%
325%	175%
400%	200%

INDIVIDUAL/TEAM PORTION:

Payout for the individual/team portion is capped at 100% of the target amount

8.             Below Plan Performance:

CORPORATE PORTION:

If Corporate Adjusted Net Income is less than 75%, the target bonus payout will be equal to $0.

If Corporate Adjusted Net Income is between 75% and 100%, the target bonus will be modified as per the following table:

Final Corporate Adjusted Net Income Attainment	Corporate Portion Target Bonus Modifier
74%	0.0%
75%	50.0%
76%	52.0%
77%	54.0%
78%	56.0%
79%	58.0%
80%	60.0%
81%	62.0%
82%	64.0%
83%	66.0%
84%	68.0%
85%	70.0%
86%	72.0%
87%	74.0%
88%	76.0%
89%	78.0%
90%	80.0%
91%	82.0%
92%	84.0%
93%	86.0%
94%	88.0%
95%	90.0%
96%	92.0%
97%	94.0%
98%	96.0%
99%	98.0%
100%	100.0%

INDIVIDUAL/TEAM PORTION:

Impact of Corporate Adjusted Net Income results:

•      Minimum threshold of 75% Corporate Adjusted Net Income or no payout of Individual/Team portion

•      Individual/Team portion reduced when Corporate Adjusted Net Income performance is between 75% and 100% per the table below

Impact of Individual/Team results:

•      Minimum threshold of 75% attainment against Individual/Team objectives or no payout of Individual/Team or Corporate portions

•      Target Individual/Team portion payment reduced when Individual/Team performance is between 75% and 100% per the table below:

Final Individual/ Team Attainment	Individual/Team Target Bonus Modifier:
74%	0.0%
75%	50.0%
76%	52.0%
77%	54.0%
78%	56.0%
79%	58.0%
80%	60.0%
81%	62.0%
82%	64.0%
83%	66.0%
84%	68.0%
85%	70.0%
86%	72.0%
87%	74.0%
88%	76.0%
89%	78.0%
90%	80.0%
91%	82.0%
92%	84.0%
93%	86.0%
94%	88.0%
95%	90.0%
96%	92.0%
97%	94.0%
98%	96.0%
99%	98.0%
100%	100.0%

9.             Payment of Executive and Director Bonuses:  Payment of the Executive and Director Bonus Plan will be based on audited year-end results and final approval by the Board of Directors.  Payments will be distributed within 30 days after final approval by the Board of Directors.

10.           Discretion of the Board of Directors:  Nothing in this Plan shall prohibit the Board of Directors from awarding a bonus to one or more Executives or Directors in addition to the Executive and Director Bonus awarded pursuant to this Plan.

The Board of Directors reserves the right to modify, change or rescind this policy at any time at its sole discretion as is required to meet the Company’s objectives.